Exhibit 23b

                   INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in the Registration Statement No. 33-77954 of Cramer, Inc. on Form S-8, pertaining to the 1989 Incentive Stock Option Plan of Cramer, Inc., of our report dated February 27, 1998, appearing in the Annual Report on Form 10-KSB of Cramer, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Kansas City, Missouri
March 18, 1998